Exhibit 99.1

FOR IMMEDIATE RELEASE

Curis to Restate Certain Prior Periods

Files Form 12b-25 Extending Time For Filing 10-K

CAMBRIDGE, MA, March 17, 2006 – Curis, Inc. (NASDAQ: CRIS) today announced that following a routine review by the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the Quarter ended March 31, 2005, the audit committee of its board of directors has determined that Curis will restate its financial results for 2003, 2004 and for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005. The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Quarterly Reports on Form 10-Q for March 31, 2005, June 30, 2005 and September 30, 2005 and all related earnings releases and similar communications relating to those financial periods should no longer be relied upon. In addition, the Company’s previously issued earnings release for the fourth quarter and year ended December 31, 2005 should also no longer be relied upon. The restatement relates to amounts that have already been fully collected, and does not impact cash or cash flows from operations.

In connection with the restatement, Curis has filed a Form 12b-25 that states that Curis will not file its 2005 Annual Report on Form 10-K when due on March 16, 2006. By filing the Form 12b-25, Curis obtained an extension of the time to file its 2005 Form 10-K until March 31, 2006. Curis expects to file the 2005 Form 10-K and the 2005 Forms 10-Q/A on or before the extension deadline of March 31, 2006.

The restatement primarily relates to the Company’s revenue recognition accounting for $7,509,000 in license and maintenance fee payments paid by Genentech as part of the June 2003 Hedgehog antagonist collaboration between the parties. From fiscal year 2003 through the third quarter of 2005, the Company had recognized $2,239,000 in license fee revenue related to these payments. Following discussions with the SEC, Curis has determined it should not have recognized any of this revenue. Instead, Curis will defer the $7,509,000 in license and maintenance fee payments and recognize it only when the Company can reasonably estimate when its contractual steering committee obligations will cease or after it no longer has contractual steering committee obligations under this agreement with Genentech. The contractual term of the Company’s steering committee obligations extends for as long as Hedgehog antagonist products subject to this collaboration are being developed or commercialized by either of the parties. Accordingly, the contractual term of the Company’s steering committee obligations is indefinite and the Company expects that it will not record any revenue related to these payments for at least several years.

The Company had been recognizing revenue in connection with the $7,509,000 in payments over an eight-year period based on the Company’s estimate that its participation on the steering committees would become inconsequential after the first product was approved in each of the two programs covered under this collaboration, and would therefore no longer represent a performance obligation.

During this same period from fiscal year 2003 through the third quarter of 2005, the Company recorded $345,000 as research and development expenses for the amortization of $410,000 in license fees that were payable by the Company to university licensors as a result of the June 2003 Genentech collaboration. The Company has determined that it should not have amortized this expense, but instead should have recognized the $410,000 immediately as expense in June 2003.

In connection with the restatement, the Company will also correct other previously identified immaterial errors which had previously been corrected through a cumulative adjustment to the financial statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. The restatement will allocate the adjustment among the correct periods.

The Company expects that the effect to previously recorded license fee revenues, research and development expenses, and net income (loss) of the restatement, which is not yet complete and is subject to audit or review by the Company’s independent registered public accountants, PricewaterhouseCoopers LLP, will be as follows:

	(Unaudited)
	Nine Months Ended September 30, 2005
		Year-ended December 31,
		2004	2003
Decrease to license fee revenues	$(340,000)	$(1,229,000)	$(670,000)
(Decrease)/increase to research and development expense	(238,000)	(84,000)	387,000

Increase to net loss	(102,000)	(1,145,000)	(1,057,000)
Previously reported net loss before adjustments	(13,419,000)	(13,904,000)	(11,623,000)
Percent variation from previously reported loss before adjustments	0.8%	8.2%	9.1%

	(Unaudited)
	Quarter Ended

	March 31, 2005	June 30, 2005	September 30, 2005
(Decrease)/increase to license fee revenues	$(273,000)	$(273,000)	$206,000
Decrease to research and development expense	(12,000)	(97,000)	(129,000)

(Increase)/decrease to net loss	(261,000)	(176,000)	335,000
Previously reported net loss before adjustments	(5,113,000)	(4,675,000)	(3,631,000)
Percent variation from previously reported loss before adjustments	5.1%	3.8%	(9.2%)

	(Unaudited)
	Quarter Ended
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004
Decrease to license fee revenues	$(310,000)	$(310,000)	$(311,000)	$(298,000)
(Decrease)/increase to research and development expense	(11,000)	(93,000)	36,000	(16,000)

Increase to net loss	(299,000)	(217,000)	(347,000)	(282,000)
Previously reported net loss before adjustments	(4,038,000)	(4,301,000)	(3,906,000)	(1,659,000)
Percent variation from previously reported loss before adjustments	7.4%	5.0%	8.9%	17.0%

	(Unaudited)
	Quarter Ended
	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003
Decrease to license fee revenues	N/A	$(13,000)	$(346,000)	$(310,000)
(Decrease)/increase to research and development expense	N/A	409,000	(12,000)	(10,000)

Increase to net loss	N/A	(422,000)	(334,000)	(300,000)
Previously reported net loss before adjustments	N/A	(5,039,000)	4,550,000	(6,936,000)
Percent variation from previously reported loss before adjustments	N/A	8.4%	(7.3%)	4.3%

The Company expects that, as an effect of the restatement, previously recorded deferred revenues in the Company’s consolidated balance sheets will change as set forth in the table below. The amounts below are subject to audit or review by PricewaterhouseCoopers LLP.

	(Unaudited)
	September 30, 2005	December 31, 2004	December 31, 2003
Increase (decrease) in deferred revenues	$2,239,000	$408,000	$(4,821,000)

In the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 15, 2005, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2004. However, in consideration of the restatement described above, management is reevaluating its conclusion on the effectiveness of internal control over financial reporting as of December 31, 2004. In addition, management has not yet completed its evaluation of internal control over financial reporting as of December 31, 2005.

As management completes its evaluation of internal control over financial reporting as of December 31, 2005 and its reevaluation of its conclusion on the effectiveness of internal control over financial reporting as of December 31, 2004, it is possible that one or more control deficiencies may individually, or in the aggregate, constitute one or more material weaknesses as of December 31, 2004 and/or December 31, 2005. The existence of one or more material weaknesses would preclude a conclusion by management that the Company’s internal control over financial reporting was effective as of the respective date.

The Company ‘s audit committee has discussed the matters pertaining to the restatement with PricewaterhouseCoopers LLP.

About Curis, Inc.

Curis, Inc. is a therapeutic drug development company. The Company’s technology focus is on regulatory pathways that control repair and regeneration. Curis’ product development involves the use of proteins or small molecules to modulate these pathways. Curis has successfully used this technology and product development approach to produce several promising drug candidates in the fields of cancer (under two collaborations with Genentech, one of which includes a co-development arrangement for a basal cell carcinoma product candidate that is currently in Phase I clinical trials), neurological disorders (under collaboration with Wyeth), hair growth (under collaboration with Procter & Gamble), kidney and other diseases (licensed to Ortho Biotech Products and under development at Centocor, both subsidiaries of Johnson & Johnson), and cardiovascular disease. Curis also possesses robust small molecule drug screening technologies and preclinical scientific expertise that Curis believes it can use to create a sustainable drug candidate pipeline including, for example, its Spinal Muscular Atrophy research program (under sponsored research agreement with the Spinal Muscular Atrophy Foundation). For more information, please visit the Curis web site at www.curis.com.

Cautionary Statement: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the expected impact of the restatement on our financial and operating results as restated. Forward-looking statements used in this press release may contain the words “believes”, “expects”, “anticipates”, “plans”, “seeks”, “estimates” or similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that may cause our actual results to be materially different from those indicated by such forward-looking statements. Actual results can be affected by a number of important factors including, among other things, unforeseen issues encountered in the completion of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the restatement of prior period financial results, which may change the expected adjustments described herein. For a discussion of the key risks and uncertainties affecting our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We disclaims any intention or obligation to update any of the forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise.

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Contacts
For Curis, Inc.

Michael P. Gray	Megan Burns
Chief Financial Officer	Director, Corporate Communications
(617) 503-6632	(617) 503-6658